EXHIBIT 5

                 FOURTH CERTIFICATE OF AMENDMENT
                             TO THE
          SECOND RESTATED CERTIFICATE OF INCORPORATION
                               OF
               CHIQUITA BRANDS INTERNATIONAL, INC.


To:  Secretary of State
     State of New Jersey

     Pursuant to the provisions of N.J.S. 14A:7-2(2) and 14A:9-1, the undersigned corporation, Chiquita Brands International, Inc. (the "Corporation"), executes the following Fourth Certificate of Amendment to its Second Restated Certificate of Incorporation (the "Certificate of Incorporation").

     1.   The name of the corporation is Chiquita Brands
          International, Inc.

     2. The following resolutions amending the Second Restated Certificate of Incorporation, as amended, to reduce the number of shares classified as $2.50 Cumulative Preference Stock, Series C, was duly adopted by the Executive Committee of the Board of Directors of the Corporation as of the 6th day of March, 1998, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, exercised on behalf of the Board of Directors by the Executive Committee pursuant to resolutions of the Board of Directors so authorizing it to act:

               RESOLVED, that the resolutions adopted by the Executive Committee as of September 7, 1997, which classified 100,000 shares of the Corporation's Voting Cumulative Preference Stock as a new series designated as $2.50 Convertible Preference Stock, Series C ("Series C Preference Stock"), are hereby modified to reduce the number of authorized shares of Series C Preference Stock from 100,000 to 84,371 shares (being the total number of shares of Series C Preference Stock currently outstanding).

               RESOLVED, that the Corporation's Second Restated Certificate of Incorporation, as amended, is further amended as follows: the first paragraph of Subsection F. of Section IV of such Certificate titled "SPECIAL PROVISIONS APPLICABLE TO SERIES C PREFERENCE STOCK" is amended to read in its entirety as follows:

                    "SUBSECTION F. SPECIAL PROVISIONS
                    APPLICABLE TO SERIES C PREFERENCE STOCK

                         There is hereby established a series of
                    the Corporation's Voting Cumulative
                    Preference Stock, without nominal or par value, which shall be designated "$2.50 Convertible Preference Stock, Series C" ("Series C Preference Stock") and shall consist of Eighty Four-Thousand Three-Hundred Seventy-One (84,371) shares, and no more.
                    The relative, participating, optional and other special rights and the qualifications, limitations and restrictions of the Series C Preference Stock shall be as follows:"

          RESOLVED, that the officers of the Corporation are authorized to execute and file a Certificate of Amend-ment with the New Jersey Secretary of State to effect
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          such amendment and to do any and all other acts
          necessary to effect this amendment.

     3. The Certificate of Incorporation is hereby amended to reduce the number of authorized shares of Series C
     Preference Stock from 100,000 to 84,371 shares.

     IN WITNESS WHEREOF, the undersigned has signed this Fourth
Certificate of Amendment to the Certificate of Incorporation this 26th day of May, 1998.


                              CHIQUITA BRANDS INTERNATIONAL, INC.


                              By:/s/ Robert W. Olson
                                 ________________________________
                                   Robert W. Olson
                                   Senior Vice President, General
                                   Counsel and Secretary